Exhibit 99.1

Imation Corp. Announces Name Change to GlassBridge Enterprises, Inc. and Reverse Stock Split

OAKDALE, Minn., February 10, 2017 – Imation Corp. (NYSE: IMN) (the “Company”) today announced that it will change its name to “GlassBridge Enterprises, Inc.” The name change follows the launch of the Company’s investment adviser subsidiary, GlassBridge Asset Management, LLC, and the successful conclusion of the transition of the Company’s principal business activities to become a publicly-traded alternative asset manager.

The name change will be accomplished through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. A subsidiary formed solely for the purpose of the name change will be merged with and into the Company, with the Company remaining as the surviving corporation in the merger. The merger will have the effect of amending the Company’s Restated Certificate of Incorporation for the sole purpose of reflecting the Company’s new legal name.

The Company’s Board of Directors also approved a 1:10 reverse stock split of the Company’s common stock following the approval by the Company’s stockholders of a reverse stock split at the special stockholder meeting held on January 31, 2017. Every ten shares of common stock of the Company will automatically be combined into one share of common stock and the number of authorized shares of the Company’s common stock will be reduced from 100,000,000 to 10,000,000.

The name change and the reverse stock split will both be effective following the close of trading on the NYSE on Tuesday, February 21, 2017. The Company has applied to the NYSE to change its ticker symbol from “IMN” to “GLA”, to take effect following the effectiveness of the name change and the reverse stock split. The Company’s common stock will then trade under a new CUSIP number, 377185 103.

About Imation/GlassBridge

Imation Corp. (NYSE: IMN) is a holding company. The Company is actively exploring a diverse range of new, strategic asset management business opportunities for its portfolio. The Company’s wholly-owned subsidiary, GlassBridge Asset Management, LLC (“GlassBridge”), is an investment advisor focused on technology-driven and quantitative strategies. The Company’s partially-owned subsidiary, Nexsan Corporation, is a global enterprise data storage business.

About the Reverse Stock Split

No fractional shares of common stock will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, by completing and executing a letter of transmittal and, where shares are held in certificated form, surrendering the stock certificate representing the stockholder’s old shares of the Corporation, a stockholder will be entitled to receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NYSE on the trading day immediately preceding the effective time of the reverse stock split (as adjusted to give effect to the reverse stock split), without interest. The Company’s transfer agent is Wells Fargo Bank, N.A. For questions relating to the reverse stock split, stockholders may contact Wells Fargo Shareowner Services by phone at (800) 468-9716. If shares are held by a bank, broker or other nominee, stockholders should contact that institution directly.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements with respect to the name change and reverse stock split are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to such risks and uncertainties indicated from time to time in filings with the SEC by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GlassBridge (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which are provided only to qualified offerees and which should be carefully reviewed prior to investing. GlassBridge is a newly formed entity and the GlassBridge funds are currently in formation state. GlassBridge is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

Trademarks and Tradenames

This press release includes trademarks and tradenames owned by the Company and its subsidiaries, including “GlassBridge”, “Imation” and “Nexsan”. Solely for convenience, these trademarks or tradenames appear without the ® or ™ symbols, but such references are not intended to indicate in any way that the Company will not assert, to the fullest extent, our rights to use these trademarks and tradenames.

For Further Information

Media – Jonathan Gasthalter/Amanda Klein, Gasthalter & Co., (212) 257-4170, Investors in Imation Corp./GlassBridge Enterprises Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge-Managed Funds – Robert Picard, Senior Managing Director, (732) 939-9000